UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 13, 2009

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 13, 2009, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release describing OGE Energy Corp.’s consolidated financial results for the quarter and year ended December 31, 2008, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company, a regulated electric utility, recorded net income of approximately $143.0 million for the year ended December 31, 2008 compared to approximately $161.7 million for the year ended December 31, 2007. As described in the press release, the Company reported net income of approximately $16.3 million for the fourth quarter of 2008 compared to approximately $15.7 million for the fourth quarter of 2007. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated February 13, 2009, announcing OGE Energy Corp. announces 2008 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

February 13, 2009

Exhibit 99.01

OGE Energy Corp. announces 2008 results

Company reaffirms 2009 earnings guidance

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex LLC, reported earnings of $2.49 per diluted share in 2008, compared with $2.64 per diluted share in 2007.

In 2008, OG&E reported net income of $143 million and contributed $1.54 per diluted share, compared with $162 million, or $1.75 per diluted share in 2007. Enogex reported record net income of $91 million, or $0.98 per diluted share in 2008, compared with $86 million, or $0.93 per diluted share for 2007.

“Consolidated earnings were well within our expectations and our guidance,” said Pete Delaney, OGE Energy chairman, president and CEO. “The lower earnings at the utility largely reflect the lag in recovery of the investments made since the last rate case, supporting the rate case filing scheduled for later this month. Enogex achieved record earnings for the year despite commodity price declines in the fourth-quarter. Both businesses remain well positioned for continued investment and growth in the current environment.”

For the three months ended Dec. 31, 2008, OGE Energy reported earnings of $0.23 per diluted share, compared with $0.40 per diluted share in the fourth quarter of 2007. The decrease was due primarily to lower profit margins in the Enogex pipeline business. The 2008 results also included a $0.06 per share non-recurring charge related to the planned initial public offering of Enogex LLC and the previously proposed ETP Enogex Partners joint venture.

Discussion of 2008 results

OGE Energy reported consolidated operating revenues of $4.1 billion in 2008, compared with $3.8 billion in 2007. Gross margin on revenues was $1.3 billion in 2008, compared with $1.2 billion in 2007. Operating income was $462 million in 2008, compared with $455 million in 2007. Net income was $231 million in 2008, compared with $244 million in 2007.

OG&E reported operating revenues of $2 billion in 2008, compared with $1.8 billion in 2007. Gross margin on revenues at OG&E was $845 million, compared with $810 million in 2007. OG&E’s lower earnings, $1.54 in diluted earnings per share in 2008 compared with $1.75 per diluted share in 2007, were primarily due to higher operating and interest expenses, a result of increased investment in the utility system, more than offsetting higher gross margins.

Enogex reported operating revenues of $1.1 billion in 2008, compared with $2.1 billion in 2007, before the OGE Energy Resources Inc. marketing business was moved from Enogex to the holding company on January 1, 2008. Gross margin on revenues at Enogex was $393 million in 2008, compared to $353 million in 2007. Record earnings at Enogex, $0.98 per diluted share in 2008 compared to $0.93 per diluted share in 2007, were primarily due to increased gross margins in both business segments, which benefited from volume growth and a favorable commodity price environment for most of the year, partly offset by higher operating expenses associated with system growth.

The holding company posted a loss of $0.03 per share to OGE Energy’s consolidated results in 2008, compared with a loss of $0.04 per share in 2007.

2009 Outlook

OGE Energy consolidated earnings guidance for 2009 remains unchanged at $2.30 - $2.60 per diluted share. However, shifting business and economic conditions have caused some of the underlying assumptions to change. The 2009 guidance includes:

•	OG&E, $1.83 to $1.98 per diluted share on net income of $177 million to $191 million.
•	Enogex, $0.53 to $0.70 per diluted share on net income of $51 million to $68 million.
•	Holding company, loss of $0.05 to $0.10 per diluted share on a net loss of $5 million to $10 million.

More information regarding the Company’s 2009 earnings guidance and 2008 financial results is contained in the Company’s Form 10-K filed today with the Securities and Exchange Commission.

Conference Call Webcast

OGE Energy will host a conference call for discussion of the results and the outlook for 2009 on Friday, Feb. 13, at 8 a.m. CST. The conference will be available through www.oge.com.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves approximately 770,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex LLC, a midstream natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, actions of rating agencies and their impact on capital expenditures; the Company’s ability and the ability of its subsidiaries to access capital markets and obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy and natural gas midstream industries; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; the discontinuance of regulated accounting principles under SFAS No. 71; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission including Risk Factors and Exhibit 99.01 to the Company’s Form 10-K for the year ended December 31, 2008.

*Note: Consolidated Statements of Income, Financial and Statistical Data attached.